EXHIBIT 99.2


                                  ADTRAN, INC.
                                  ------------
                                 (In thousands)



                                                                    2007
                                                                    ----
Revenues By Product Categories:                                 Q2         Q1
                                                             --------   --------


Loop Access                                                  $ 55,003   $ 51,248
Carrier Systems                                                46,491     39,564
Business Networking                                            22,180     19,500
                                                             -------------------
                                                             $123,674   $110,312
Subcategories included in above:
--------------------------------
Broadband Access (included in Carrier Systems)               $ 20,163   $ 18,271
Optical Access (included in Carrier Systems)                    9,833      8,617
Internetworking (Netvanta & Multi-service Access Gateway)
   (included in Business Networking)                           13,591     11,092
HDSL (does not include T1) (included in Loop Access)           46,319     43,752


Segment Revenues:
Carrier Networks                                             $ 93,288   $ 84,446
Enterprise Networks                                            30,386     25,866
                                                             -------------------
                                                             $123,674   $110,312


                                                                    2006
                                                                    ----
Revenues By Product Categories:                                 Q2         Q1
                                                             --------   --------

Loop Access                                                  $ 55,427   $ 43,260
Carrier Systems                                                46,369     44,051
Business Networking                                            20,500     21,337
                                                             -------------------
                                                             $122,296   $108,648
Subcategories included in above:
--------------------------------
Broadband Access (included in Carrier Systems)               $ 21,490   $ 21,002
Optical Access (included in Carrier Systems)                    9,078      8,424
Internetworking (Netvanta & Mulit-service Access Gateway)
   (included in Business Networking)                            7,599      8,429
HDSL (does not include T1) (included in Loop Access)           45,979     35,664


Segment Revenues:
Carrier Networks                                             $ 94,640   $ 81,219
Enterprise Networks                                            27,656     27,429
                                                             -------------------
                                                             $122,296   $108,648